   As filed with the Securities and Exchange Commission on December 13, 1999

                                                   Registration No.  333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ----------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                         ----------------------------

                                SONICWALL, INC.

            (Exact name of Registrant as specified in its charter)

             California                                   77-0270079
     (State of incorporation)               (I.R.S. Employer Identification No.)

                              1160 Bordeaux Drive
                         Sunnyvale, California  94089
                   (Address of principal executive offices)

                         ----------------------------

                            1994 Stock Option Plan

                            1998 Stock Option Plan

                       1999 Employee Stock Purchase Plan

                           (Full title of the Plans)

                         ----------------------------

                                Sreekanth Ravi
                Chairman, President and Chief Executive Officer
                                SONICWALL, INC.
                              1160 Bordeaux Drive
                         Sunnyvale, California  94089
                                (408) 745-9600
(Name, address and telephone number, including area code, of agent for service)

                         ----------------------------

                                   Copy to:

                            Jerrold F. Petruzzelli
                        Manatt, Phelps & Phillips, LLP
                          3030 Hansen Way, Suite 100
                             Palo Alto, CA  94304
                               (650) 812-1300

============================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
   Title of Securities to be         Maximum Amount             Proposed Maximum    Proposed Maximum          Amount of
           Registered               to be Registered (1)         Offering Price         Aggregate         Registration Fee
                                                                   Per Share         Offering Price
-------------------------------     --------------------     ------------------    -----------------     -----------------
1994 Stock Option Plan
  Common Stock, no par value           199,051 shares         $ 0.14      (2)          $    27,867            $     7.36
  Common Stock, no par value           547,936 shares         $35.50      (3)          $19,451,728            $ 5,135.26

1998 Stock Option Plan
  Common Stock, no par value         3,596,658 shares         $ 4.66      (2)          $16,760,426            $ 4,424.75
  Common Stock, no par value           299,824 shares         $35.50      (3)          $10,643,752            $ 2,809.95

1999 Employee Stock
Purchase Plan
  Common Stock, no par value           250,000 shares         $35.50      (3)          $ 8,875,000            $ 2,343.00

     TOTAL                           4,893,469 shares                                  $55,758,773            $14,720.32

___________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based on the weighted average per share price (rounded to nearest cent) of outstanding options issuable under the referenced plans, which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low selling prices per share of Registrant's Common Stock on December 6, 1999, as reported by the Nasdaq National Market.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's prospectus filed on November 12, 1999 pursuant to Rule 424(b) of the Securities Act, as amended, in connection with its Registration Statement on Form S-1 (File No. 333-85997), which contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 on October 19, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by Manatt, Phelps & Phillips, LLP in Palo Alto, California. As of the date of this Registration Statement, attorneys of Manatt, Phelps & Phillips, LLP beneficially own or control an aggregate of 103,700 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. California law provides that a corporation's articles of incorporation may eliminate or limit the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interest of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) any

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transaction from which a director derived an improper personal benefit; (iv)
acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) unlawful payments of dividends or unlawful stock repurchases or redemptions, unlawful distribution of assets to shareholders or unlawful loans or guarantees to directors, officers and others; or (vii) any transaction between a director and the Company.

     The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California Corporations Code.

     In addition, the Registrant has entered into Indemnification Agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Registrant to
(i) indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature; (ii) advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and (iii) obtain directors' and officers' insurance, if available on reasonable terms. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.
----------

     4.1 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-85997, originally filed with the Commission on August 27, 1999, as subsequently amended (the "Form S-1").

     4.2       Registrant's Restated Bylaws (incorporated by reference to
               Exhibit 3.2 of the Form S-1).

     4.3 Registrant's specimen stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

     4.4 Registrant's Investor Rights Agreement dated February 19, 1999 (incorporated herein by reference to Exhibit 4.2 of the Form S-1).

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

     4.5 Registrant's 1994 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 of the Form S-1).

     4.6 Registrant's 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

     4.7 Registrant's 1999 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 of the Form S-1).

     5.1       Opinion of Manatt, Phelps & Phillips, LLP.

     23.1      Consent of Manatt, Phelps & Phillips, LLP (included in
               Exhibit 5.1).

     23.2      Consent of PricewaterhouseCoopers LLP independent auditors.

     24.1      Power of Attorney (see page 6).

______________________

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for

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indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                          [ Signature Pages Follow ]

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 13th day of December, 1999.

                                         SONICWALL, INC.

                                      By: /s/  SREEKANTH RAVI
                                          --------------------------------------
                                         Chairman, President and Chief
                                         Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sreekanth Ravi and Michael Sheridan, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                              Title                               Date
              ---------                              -----                               ----
        /s/ SREEKANTH RAVI                President, Chief Executive               December 13, 1999
-------------------------------------
            Sreekanth Ravi                Officer and Director (Principal
                                          Executive Officer)

        /s/ SUDHAKAR RAVI                 Vice President, Engineering and          December 13, 1999
-------------------------------------
            Sudhakar Ravi                 Director

      /s/  ROBERT M. WILLIAMS             Director                                 December 13, 1999
-------------------------------------
           Robert M. Williams

      /s/  DAVID SHRIGLEY                 Director                                 December 13, 1999
-------------------------------------
           David Shrigley

    /s/ JERROLD F. PETRUZZELLI            Director                                 December 13, 1999
-------------------------------------
        Jerrold F. Petruzzelli

     /s/ MICHAEL J. SHERIDAN              Vice President, Finance and Chief        December 13, 1999
-------------------------------------     Financial Officer and Secretary
         Michael J. Sheridan              (Principal Financial and
                                          Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit
Number
------

     4.1 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-85997, originally filed with the Commission on August 27, 1999, as subsequently amended (the "Form S-1").

     4.2    Registrant's Restated Bylaws (incorporated by reference to Exhibit
            3.2 of the Form S-1).

     4.3 Registrant's specimen stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

     4.4 Registrant's Investor Rights Agreement dated February 19, 1999 (incorporated herein by reference to Exhibit 4.2 of the Form S-1).

     4.5 Registrant's 1994 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 of the Form S-1).

     4.6 Registrant's 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

     4.7 Registrant's 1999 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 of the Form S-1).

     5.1    Opinion of Manatt, Phelps & Phillips, LLP.

     23.1   Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

     23.2   Consent of PricewaterhouseCoopers LLP independent auditors.

     24.1   Power of Attorney (see page 6).